Exhibit 13.1

Certification Pursuant to 18.U.S.C. Section 1350,
As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No.2 on Form 20-F/A to the annual report of Silicom Ltd. (the “Company”) on Form 20-F for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I the undersigned, being the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)	The Report fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature: /S/ Shaike Orbach
Shaike Orbach, Chief Executive Officer

Date: November 23, 2010